Subject line: VOTING OPEN FOR: 2026 CREF Meeting of Participants – Deadline to vote is July 21, 2026, 12 p.m. ET

Dear Participant:

You consented to receive your CREF Meeting of Participants materials over the Internet. This e-mail provides the information you will need to view and/or print the CREF Proxy Statement online and to vote.

To view and print the 2026 CREF Proxy Statement, please go to the website:

www.proxy-direct.com/cre-35051

If you would like to receive a printed copy of the materials, need assistance with voting your proxy card or have any comments, please click here or go to the website: www.proxy-direct.com/edelivery for assistance. Please do not reply to this email.

Vote Your Proxy

To vote your CREF proxy over the Internet, click on the link(s) below to access your proxy card and your control number and security code will be pre-populated:

Click Here to Vote

Control Number: 00000000000000

Security Code: 00000000

Or you can also go to the website: www.proxy-direct.com and manually enter your control number(s) and security code(s) exactly as it appears.

Thank you for consenting to receive your CREF Meeting of Participants materials over the Internet.

Computershare Fund Services, Independent Tabulator for CREF